As filed with the Securities and Exchange Commission on
                    June 5, 1998
                                   Registration No.
________________________________________________________________

          SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C.  20549
        _______________________________________
                       FORM S-8
             REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933
        _______________________________________

                   AMERIANA BANCORP
-------------------------------------------------------
(Exact name of Registrant as Specified in Its Charter)

       Indiana                                  35-1782688
-------------------------------             -------------------
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)              Identification No.)

                   2118 Bundy Avenue
            New Castle, Indiana  47362-1048
       ----------------------------------------
       (Address of Principal Executive Offices)

                   Ameriana Bancorp
    1996 Stock Option and Incentive Plan As Amended
    -----------------------------------------------
               (Full Title of the Plan)

              Harry J. Bailey, President
                   Ameriana Bancorp
                   2118 Bundy Avenue
            New Castle, Indiana  47362-1048
        --------------------------------------
        (Name and Address of Agent For Service)

                    (317) 529-2230
-------------------------------------------------------------
(Telephone number, including area code, of agent for service)

                       Copy to:
                K. Scott Fife, Esquire
          Housley Kantarian & Bronstein, P.C.
           1220 19th Street N.W., Suite 700
                Washington, D.C.  20036

                            CALCULATION OF REGISTRATION FEE
==========================================================================================
Title of Each                        Proposed Maximum  Proposed Maximum        Amount of
Class of Securities    Amount to be   Offering Price   Aggregate Offering    Registration
to be Registered       Registered        Per Share           Price              Fee
------------------------------------------------------------------------------------------
  Common Stock,
 $1.00 par value       160,000 (1)         (2)               (2)              $932.20
==========================================================================================

(1) Maximum number of additional shares issuable under the 1997 Amendment to the Ameriana
    Bancorp 1996 Stock Option and Incentive Plan, as such amount may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization, stock dividend, stock split or similar event involving the Registrant.
(2) Under Rule 457(h) the registration fee may be calculated, inter alia, based upon the average of the high and low selling prices of the common stock of the Registrant as reported on the National Association of Securities Dealers Automated Quotation,
    National Market System ("NMS") on May 29, 1998 of $19.75 per share ($3,160,000 in the aggregate).

/TABLE

  This new registration statement on Form S-8 registers 160,000 additional shares of common stock of the registrant as a supplement to the registrant's existing registration statement on Form S-8, Commission File No. 333-04013, which registered 175,000 shares of such stock. In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of that registration statement.

                      SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New Castle, State of Indiana, on May 21, 1998.

                            AMERIANA BANCORP

                            By:/s/ Harry J. Bailey
                               ------------------------
                               Harry J. Bailey
                               President
                               (Duly Authorized Representative)

                   POWER OF ATTORNEY

    We, the undersigned Directors of Ameriana Bancorp, hereby severally constitute and appoint Harry J. Bailey, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Harry J. Bailey may deem necessary or advisable to enable Ameriana Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of Ameriana Bancorp common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Harry J. Bailey shall do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                    Title                              Date
----------                    -----                              -----

/s/ Paul W. Prior            Chairman of the Board               May 21, 1998
---------------------------
Paul W. Prior


/s/ Harry J. Bailey          President, Chief Executive Officer  May 21, 1998
---------------------------  (Principal Executive Officer)
Harry J. Bailey

/s/ Richard E. Welling       Senior Vice President and
---------------------------  Chief Financial Officer             May 21, 1998
Richard E. Welling           (Principal Financial and
                             Accounting Officer)


/s/ Donald C. Danielson      Director                            May 21, 1998
---------------------------
Donald C. Danielson

/s/ Charles M. Drackett, Jr. Director                            May 21, 1998
----------------------------
Charles M. Drackett, Jr.

/s/ R. Scott Hayes           Director                            May 21, 1998
----------------------------
R. Scott Hayes


/s/ Michael E. Kent          Director                           May 21, 1998
----------------------------
Michael E. Kent


/s/ Ronald R. Pritzke        Director                           May 21, 1998
----------------------------
Ronald R. Pritzke


                   INDEX TO EXHIBITS





Exhibit        Description

   5 Opinion of Housley Kantarian & Bronstein, P.C. as to the legality of the Common Stock being registered

23.1           Consent of Housley Kantarian & Bronstein, P.C.
               (appears in their opinion filed as Exhibit 5)

23.2           Consent of Olive LLP

24 Power of Attorney (contained in the signature page to this registration statement)

99.1           Ameriana Bancorp 1996 Stock Option and Incentive
               Plan as Amended

99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the Ameriana Bancorp 1996 Stock Option and Incentive Plan as Amended

99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the Ameriana Bancorp 1996 Stock Option and Incentive Plan as Amended

99.4 Form of Agreement to be entered into with Optionees with respect to Stock Appreciation Rights granted under the Ameriana Bancorp 1996 Stock Option and Incentive Plan as Amended